Exhibit 99
Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk & Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962

SPS Commerce Reports Second Quarter 2024 Financial Results
Company delivers 94th consecutive quarter of topline growth
Revenue and recurring revenue growth of 18% year-over-year
Announces new Share Repurchase Program

MINNEAPOLIS, July 25, 2024 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (NASDAQ: SPSC), a leader in retail supply chain cloud services, today announced financial results for the second quarter ended June 30, 2024.
Financial Highlights
Second Quarter 2024 Financial Highlights
•Revenue was $153.6 million in the second quarter of 2024, compared to $130.4 million in the second quarter of 2023, reflecting 18% growth.
•Recurring revenue grew 18% from the second quarter of 2023.
•Net income was $18.0 million or $0.48 per diluted share, compared to net income of $14.7 million or $0.39 per diluted share in the second quarter of 2023.
•Non-GAAP income per diluted share was $0.80, compared to non-GAAP income per diluted share of $0.69 in the second quarter of 2023.
•Adjusted EBITDA for the second quarter of 2024 increased 16% to $44.2 million compared to the second quarter of 2023.
•Share repurchases in the second quarter of 2024 totaled $17.5 million.

“As the retail industry continues to evolve, SPS is uniquely positioned to help suppliers, large and small, digitize their trading partner connections to achieve efficiencies and scalability,” said Chad Collins, CEO of SPS Commerce. “The mission-critical nature of our solutions fuels consistent demand for our product portfolio, and we remain confident in the growth opportunity ahead of us as e-commerce and omnichannel retail continue to grow.”

“SPS Commerce delivered a strong second quarter performance and the 94th consecutive quarter of revenue growth,” said Kim Nelson, CFO of SPS Commerce. “Retail dynamics continue to play a key role in the expansion of our addressable markets, and we believe our balanced growth approach is the right strategy to consistently deliver on our near-term and long-term financial targets.”

Share Repurchase Program
The Company also announced today that the Board of Directors of SPS Commerce authorized a new program to repurchase up to $100.0 million of common stock. Under the program, purchases may be made from time to time in the open market, in privately negotiated purchases, or both. The timing and number of shares to be purchased will be based on the price of the Company's common stock, general business and market conditions and other investment considerations and factors. The share repurchase program becomes effective on August 23, 2024, and expires on July 24, 2026. The Company’s August 2022 program that previously authorized repurchase of up to $50.0 million terminates on July 26, 2024. The program does not obligate the Company to repurchase any specific number of shares and may be suspended or discontinued at any time without prior notice. The Company had 37.0 million shares of outstanding common stock as of June 30, 2024. The Company intends to finance the share repurchase program with cash on hand.

Guidance
Third Quarter 2024 Guidance
•Revenue is expected to be in the range of $157.6 million to $158.6 million.
•Net income per diluted share is expected to be in the range of $0.52 to $0.53, with fully diluted weighted average shares outstanding of 37.9 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $0.83 to $0.84.
•Adjusted EBITDA is expected to be in the range of $46.9 million to $47.7 million.
•Non-cash, share-based compensation expense is expected to be $11.6 million, depreciation expense is expected to be $4.7 million, and amortization expense is expected to be $5.0 million.

Fiscal Year 2024 Guidance
•Revenue is expected to be in the range of $624.2 million to $626.0 million, representing 16% to 17% growth over 2023.
•Net income per diluted share is expected to be in the range of $2.03 to $2.05, with fully diluted weighted average shares outstanding of 37.8 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $3.63 to $3.66.
•Adjusted EBITDA is expected to be in the range of $185.5 to $187.0 million, representing 18% to 19% growth over 2023.
•Non-cash, share-based compensation expense is expected to be $55.6 million, depreciation expense is expected to be $19.2 million, and amortization expense is expected to be $19.2 million.

The forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially. The Company does not present a reconciliation of the forward-looking non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP income per share, to the most directly comparable GAAP financial measures because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized.

Quarterly Conference Call
To access the call, please dial 1-833-816-1382, or outside the U.S. 1-412-317-0475 at least 15 minutes prior to the 3:30 p.m. CT start time. Please ask to join the SPS Commerce Q2 2024 conference call. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce
SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service and accessible experts so our customers can focus on what they do best. To date, more than 120,000 companies in retail, grocery, distribution, supply, and logistics have chosen SPS as their retail network. SPS has achieved 94 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo and INFINITE RETAIL POWER are marks of SPS Commerce, Inc. and registered in the U.S. Patent and Trademark Office, along with other SPS marks. Such marks may also be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, we provide investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP income per share, all of which are non-GAAP financial measures. We believe that these non-GAAP financial measures provide useful information to our management, Board of Directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations.

Our management uses these non-GAAP financial measures to compare our performance to that of prior periods for trend analyses and planning purposes. Adjusted EBITDA is also used for purposes of determining executive and senior management incentive compensation. We believe these non-GAAP financial measures are useful to an investor as they are widely used in evaluating operating performance. Adjusted EBITDA and Adjusted EBITDA Margin are used to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in our condensed consolidated financial statements and are subject to inherent limitations. Investors should review the reconciliations of non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.
Adjusted EBITDA Measures:
Adjusted EBITDA consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from foreign currency on cash and investments held, investment income, and other adjustments as necessary for a fair presentation. Other adjustments included the expense impact from disposals of certain capitalized internally developed software. Net income is the comparable GAAP measure of financial performance.
Adjusted EBITDA Margin consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.
Non-GAAP Income Per Share Measure:
Non-GAAP income per share consists of net income adjusted for stock-based compensation expense, amortization expense related to intangible assets, realized gain or loss from foreign currency on cash and investments held, other adjustments as necessary for a fair presentation, including the expense impact from disposals of certain capitalized internally developed software, and the corresponding tax impacts of the adjustments to net income, divided by the weighted average number of shares of common and diluted stock outstanding during each period. Net income per share, the comparable GAAP measure of financial performance, consists of net income divided by the weighted average number of shares of common and diluted stock outstanding during each period.
To quantify the tax effects, we recalculated income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments. The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

Forward-Looking Statements
This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the third quarter and full year of 2024, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2023, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares)

	June 30, 2024	December 31, 2023
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$240,232	$219,081
Short-term investments	31,554	56,359
Accounts receivable	59,355	50,160
Allowance for credit losses	(3,958)	(3,320)
Accounts receivable, net	55,397	46,840
Deferred costs	64,318	62,403
Other assets	15,437	16,758
Total current assets	406,938	401,441
Property and equipment, net	35,083	36,043
Operating lease right-of-use assets	7,076	7,862
Goodwill	268,872	249,176
Intangible assets, net	107,519	107,344
Other assets
Deferred costs, non-current	20,610	20,347
Deferred income tax assets	7,347	505
Other assets, non-current	1,076	1,126
Total assets	$854,521	$823,844
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,877	$7,420
Accrued compensation	32,236	41,588
Accrued expenses	9,446	8,014
Deferred revenue	76,393	69,187
Operating lease liabilities	4,594	4,460
Total current liabilities	128,546	130,669
Other liabilities
Deferred revenue, non-current	7,111	6,930
Operating lease liabilities, non-current	7,751	9,569
Deferred income tax liabilities	7,012	8,972
Other liabilities, non-current	680	229
Total liabilities	151,100	156,369
Commitments and contingencies
Stockholders' equity
Common stock	39	39
Treasury stock	(162,187)	(128,892)
Additional paid-in capital	574,842	537,061
Retained earnings	295,080	259,045
Accumulated other comprehensive gain (loss)	(4,353)	222
Total stockholders’ equity	703,421	667,475
Total liabilities and stockholders’ equity	$854,521	$823,844

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$153,596	$130,416	$303,172	$256,284
Cost of revenues	52,018	44,544	103,505	87,508
Gross profit	101,578	85,872	199,667	168,776
Operating expenses
Sales and marketing	35,691	30,349	72,123	59,433
Research and development	14,366	13,318	30,375	25,880
General and administrative	23,516	21,693	49,423	42,369
Amortization of intangible assets	4,840	3,479	9,178	7,330
Total operating expenses	78,413	68,839	161,099	135,012
Income from operations	23,165	17,033	38,568	33,764
Other income, net	4,056	1,882	7,188	3,157
Income before income taxes	27,221	18,915	45,756	36,921
Income tax expense	9,189	4,233	9,721	6,950
Net income	$18,032	$14,682	$36,035	$29,971

Net income per share
Basic	$0.49	$0.40	$0.97	$0.82
Diluted	$0.48	$0.39	$0.96	$0.80

Weighted average common shares used to compute net income per share
Basic	37,078	36,593	37,063	36,511
Diluted	37,683	37,426	37,690	37,327

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net income	$36,035	$29,971
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	(8,172)	(8,654)
Depreciation and amortization of property and equipment	9,377	9,289
Amortization of intangible assets	9,178	7,330
Provision for credit losses	3,646	2,491
Stock-based compensation	31,512	24,661
Other, net	(907)	1,143
Changes in assets and liabilities, net of effects of acquisitions
Accounts receivable	(11,407)	(9,937)
Deferred costs	(1,996)	(5,136)
Other assets and liabilities	1,899	3,614
Accounts payable	(1,450)	(4,414)
Accrued compensation	(10,763)	(2,910)
Accrued expenses	1,489	(728)
Deferred revenue	5,965	9,909
Operating leases	(900)	(959)
Net cash provided by operating activities	63,506	55,670
Cash flows from investing activities
Purchases of property and equipment	(8,592)	(9,769)
Purchases of investments	(78,994)	(68,579)
Maturities of investments	105,000	60,000
Acquisition of businesses, net	(29,343)	—
Net cash used in investing activities	(11,929)	(18,348)
Cash flows from financing activities
Repurchases of common stock	(37,483)	—
Net proceeds from exercise of options to purchase common stock	2,314	4,819
Net proceeds from employee stock purchase plan activity	5,219	4,136
Net cash provided by (used in) financing activities	(29,950)	8,955
Effect of foreign currency exchange rate changes	(476)	94
Net increase in cash and cash equivalents	21,151	46,371
Cash and cash equivalents at beginning of period	219,081	162,893
Cash and cash equivalents at end of period	$240,232	$209,264

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except Margin, Adjusted EBITDA Margin, and per share amounts)

Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$18,032	$14,682	$36,035	$29,971
Income tax expense	9,189	4,233	9,721	6,950
Depreciation and amortization of property and equipment	4,683	4,663	9,377	9,289
Amortization of intangible assets	4,840	3,479	9,178	7,330
Stock-based compensation expense	11,494	12,881	31,512	24,661
Realized gain from foreign currency on cash and investments held	(1,255)	(290)	(1,559)	(427)
Investment income	(2,794)	(1,611)	(5,673)	(2,737)
Other	—	134	—	134
Adjusted EBITDA	$44,189	$38,171	$88,591	$75,171

Adjusted EBITDA Margin
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$153,596	$130,416	$303,172	$256,284

Net income	18,032	14,682	36,035	29,971
Margin	12%	11%	12%	12%

Adjusted EBITDA	44,189	38,171	88,591	75,171
Adjusted EBITDA Margin	29%	29%	29%	29%

Non-GAAP Income per Share
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$18,032	$14,682	$36,035	$29,971
Stock-based compensation expense	11,494	12,881	31,512	24,661
Amortization of intangible assets	4,840	3,479	9,178	7,330
Realized gain from foreign currency on cash and investments held	(1,255)	(290)	(1,559)	(427)
Other	—	134	—	134
Income tax effects of adjustments	(3,066)	(5,199)	(12,620)	(11,108)
Non-GAAP income	$30,045	$25,687	$62,546	$50,561

Shares used to compute net income and non-GAAP income per share
Basic	37,078	36,593	37,063	36,511
Diluted	37,683	37,426	37,690	37,327

Net income per share, basic	$0.49	$0.40	$0.97	$0.82
Non-GAAP adjustments to net income per share, basic	0.32	0.30	0.72	0.56
Non-GAAP income per share, basic	$0.81	$0.70	$1.69	$1.38

Net income per share, diluted	$0.48	$0.39	$0.96	$0.80
Non-GAAP adjustments to net income per share, diluted	0.32	0.30	0.70	0.55
Non-GAAP income per share, diluted	$0.80	$0.69	$1.66	$1.35